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                    6 Boxes Centered Here
              -------------------------------------
                          VARIABLE
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                      UNIVERSAL LIFE
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                       LOGO GOES HERE


                    Annual Report for
                 LB Series Fund, Inc. &
            LB Variable Insurance Account I
                   December 31, 1994


                LUTHERAN BROTHERHOOD LOGO GOES HERE


Photo inserts here

Our Message To You

December 31, 1994

Dear Contract Owner:

We are pleased to provide you with the Annual Report of the LB Series Fund, Inc. (the Fund) and the LBVIP Variable Insurance Account for the year ended December 31, 1994. Assets of the LBVIP Variable Insurance Account are invested in the Fund.

Your Variable Universal Life contract continues to offer insurance protection and the tax advantages granted to life insurance by current tax law. It also offers you the opportunity to select where your accumulated value is invested.

An Overview of the Markets

While 1994 provided to be a banner year for the U.S. economy, it was a challenging period for the stock and bond markets. Bond prices tumbled as a result of short-term interest rate increases by the Federal
Reserve. The stock market, which had reached all-time highs in early 1994, also responded with a series of declines.

In spite of all this short-term market activity, there continues to be long-term potential rewards for those who invest in stocks and bonds. For 1995, we believe inflation will remain under control and expect interest rates will stabilize in the later part of the year. This, in conjunction with sustainable economic growth, will provide attractive opportunities in the financial markets.

Investing in Changing Markets

At Lutheran Brotherhood, we recognize that dramatic changes in stock and bond markets can be daunting to the individual investor. We also recognize that stocks and bonds offer potential returns that allow investors to beat inflation and successfully reach their financial goals.

What's the best way to manage the risks of investing? Consider the following time-tested strategies:

Build a plan that's right for you. Lutheran Brotherhood believes that the best investment strategy is one that reflects your financial goals and tolerance for risk. As you build your plan, it's also important to remember that risk is not something you should totally eliminate from your portfolio. By choosing only the most conservative, lower-risk investments, you may unnecessarily limit your potential return.

One of the best ways to manage risk is by diversifying among different types of investments. By allocating your dollars among the Fund's four portfolios -- Growth, High Yield, Income and Money Market -- you can reduce your overall risk and potentially increase your overall long-term return.

Stick with your plan. Most investment fluctuations involve short spans of time -- a month, a quarter, even a few years. Regardless of when you invest, long-term investing puts time -- and history -- on your side.

As an example, consider the stock market. In spite of the daily fluctuations in stock values, Ibbotson Associates reports that common stocks have trended upward an average of 10.3% annually since 1926.
This illustrates that when you review daily investment fluctuations over the long term, a much smoother picture emerges.

History has proven that if you stick with your plan for the long-term, you increase your chances of investment success.

Lutheran Brotherhood's Commitment

If you're like most investors, you want to get the highest possible return while assuming the least amount of risk. Lutheran Brotherhood's portfolio managers are committed to making the most of your investment dollars, while protecting them from unnecessary risks. Your registered representative is available to help you find a comfortable balance between the risks and rewards of investing, and ensure your financial program is on target to meet your financial needs and goals.

We appreciate your continued confidence in LBVIP's Variable Universal Life and encourage you to review the following economic overview, individual portfolio updates and financial reports. To learn more about your contract, or the many other products and services Lutheran
Brotherhood offers, contact your local registered representative. You can also call us toll free at 1-800-423-7056. We look forward to serving you in the year ahead.

Sincerely,

/s/ Rolf F. Bjelland


Rolf F. Bjelland
President and Chairman of the Board
LB Series Fund, Inc.

Variable Universal Life is issued by Lutheran Brotherhood Variable Insurance Products Company.



Economic Overview
December 31, 1994

The U.S. economy continues to operate in full stride. Retail sales are brisk, manufacturing and industrial output is very strong, employment gains are impressive, and corporate profits are also strong. Despite the strength of the economy and fears of future inflation, there are currently no indications that inflation is gaining momentum.

With the economy doing so well, why didn't the financial markets show the same strength? The primary reason is that there are trade-offs with a strong economy. In 1994, people were less inclined to save and more inclined to spend -- buying goods and services rather than investing in financial assets.

The strong economic growth in 1994 created another attractive buying opportunity for bonds. The strength of the economy increased the threat of inflation, which led to decreased bond values and higher yields on existing bonds. When compared to the current rate of inflation, today's yields offer investors attractive returns.

The stock market struggled with the balance between interest rates and profits in 1994. Corporate profits set new records as strength in sales, combined with exceptional productivity in this business cycle, allowed American businesses to achieve high levels of profitability. Rising interest rates, however, tend to postpone the recognition of these profits by investors.

As business conditions improved during this business cycle, U.S. businesses improved their competitive position in world markets. Products from companies with worldwide markets are attractive to the many nations whose economies are just beginning a growth phase that demands both capital and consumer goods. Many U.S. companies are well positioned to take advantage of these emerging growth markets.

What's in store for the future? We believe a great long-term potential remains for both the stock and bond markets. For 1995, we expect inflation to remain under control and interest rates to stabilize later in the year. This, in conjunction with sustainable economic growth, will continue to provide attractive opportunities in the financial markets.


LB Series Fund, Inc.
Growth Portfolio Review

Scott A. Vergin is a Chartered Financial Analyst and portfolio manager for the LB Series Fund, Inc. Growth Portfolio. He began managing the Portfolio in November 1994 and has managed securities at Lutheran
Brotherhood since 1983.

Objective: To seek long-term growth of capital by investing primarily in common stocks of established corporations.

Management Strategy

The Growth Portfolio invests in companies leading their industries in terms of market share, asset size, and cash flow. Most of these companies are large recognizable companies with at least $1 billion in market capitalization. Roughly 10-20% of the Portfolio is invested in companies that have market capitalization of less than $1 billion.
These smaller-capitalization issues offer above-average growth prospects in both sales and earnings.

Economic Factors Influencing Performance

The Federal Reserve's active management of the money supply was an influential factor in stock market performance. The Federal Reserve increased the Federal Funds rate in an attempt to calm fears of future inflation. In response to the Federal Reserve's actions, interest rates rose quickly. A rising interest rate environment made stock investing more challenging.

Another factor was the stock market itself. The market witnessed a greater number of issues that declined in price than issues that increased in price. As of December 31, 1994, more than 70% of all stocks on the New York Stock Exchange (NYSE) ended 1994 below their year-end 1993 prices. During this same period, the Dow Jones Industrial Average (DIJA), an index that monitors 30 actively-traded NYSE stocks, was up 2.1% and the S&P 500 Index was up 1.3%. These increases, however, were the result of positive performance by only a few heavily-weighted stocks.

Portfolio Performance

The Portfolio produced an annualized total return of -4.66% for the year ended December 31, 1994. This performance trailed the S&P 500 Index return of 1.3% for the same period.

Future Strategy

We believe that the Federal Reserve will be successful in its attempt to slow the economy to a sustainable rate of growth. Consequently, the best performing stocks should be companies with earnings not affected by a general economic slowdown.

Our focus in 1995 will be on consistent growth sectors of the market, such as pharmaceuticals, health care services, food and household products. As a result, cyclical companies will be de-emphasized. We will continue to hold about 10-15% of smaller-capitalization stocks in the Portfolio. We believe this diversified portfolio of stocks will reward contract owners who are disciplined and invested for the long term.


           Growth Performance Chart goes here
The following plot points were used to generate the Performance Chart for the Growth Fund:

Growth of $10,000 - January 31, 1987-December 31, 1994
Date             Growth          S&P 500
01/31/87        $10,000         $10,000
12/31/87          8,540           9,273
12/31/88          9,250          10,809
12/31/89         11,708          14,229
12/31/90         11,477          13,783
12/31/91         16,222          17,979
12/31/92         17,542          19,349
12/31/93         19,314          21,303
12/31/94         18,413          21,568



LB Series Fund, Inc.
Income Portfolio Review

Charles E. Heeren, vice president of Lutheran Brotherhood, is a Chartered Financial Analyst and portfolio manager for the LB Series Fund, Inc. Income Portfolio. He has managed the Portfolio since its inception in 1987.

Objective: To seek a high level of income while preserving principal by investing primarily in intermediate and long-term bonds.

Management Strategy

The largest representative portion of the Income Portfolio is invested in corporate bonds with intermediate to long-term maturities. At least 75% of the Portfolio is invested in investment-grade quality bonds that have received one of the four highest bond ratings offered by Moody's or Standard & Poor's, the two primary bond rating agencies. We also hold government bonds and mortgaged-backed securities in the Portfolio, we well as small cash position for liquidity.

When interest rates are increasing, we buy bonds with shorter maturities to help reduce the risk of declining principal. Inversely, when interest rates are on the decline, we buy longer maturities to increase our capital gains potential.

Economic Factors Influencing Performance

Over the last 12 months, we witnessed an accelerating economy that threatened to re-ignite inflation. In an effort to slow the economy, the Federal Reserve increased the Federal Funds rate a total of 2.5% in 1994. As the Federal Reserve took action, long-term rates increased, putting downward pressure on bond prices.

In addition, the bond market, as a whole, experienced net outflows of cash in 1994. This negative cash flow made it necessary for funds to sell certain Portfolio holdings, which put additional pressure on performance.

Portfolio Performance

The Portfolio had an annualized total return of -4.68% for the year ended December 31, 1994. This trailed the Lehman Brothers Aggregate Bond Index of -2.9% for the same period.

Future Strategy

Throughout 1994, we shortened the duration to decrease the Portfolio's sensitivity to rising interest rates. We continue to maintain a dynamic duration that can be changed as market conditions change.

Going into 1995, a majority of the Portfolio is invested in high-quality, highly liquid corporate and Treasury bonds which can be easily sold if liquidity is required. Currently, high yield ("junk") bonds constitute less than 10% of the Portfolio. However, our focus is on higher-quality "junk" bonds with prospects of being upgraded to investment grade. In today's environment, risk and lack of liquidity are penalized.

Given the current uncertainties in interest rates, maintaining a dynamic duration strategy, while holding a majority of high-quality securities, will allow us to take advantage of the opportunities in the market in 1995.

           Income Performance chart goes here
The following plot points were used to generate the Performance Chart for the Income Fund:
Growth of $10,000 - January 31, 1987-December 31, 1994
Date             Income          S&P 500
01/31/87        $10,000         $10,000
12/31/87          9,828          10,133
12/31/88         10,621          10,931
12/31/89         11,920          12,519
12/31/90         12,744          13,639
12/31/91         15,262          15,822
12/31/92         16,670          16,993
12/31/93         18,614          18,650
12/31/94         17,743          18,106



LB Series Fund, Inc.
High Yield Portfolio Review

Thomas N. Haag is a Chartered Financial Analyst and portfolio manager for the LB Series Fund, Inc. High Yield Portfolio. He has managed the Portfolio since January 1992.

Objective: To seek high current income and growth of capital by investing primarily in high-yielding, high-risk corporate bonds.

Management Strategy

Our strategy is to maintain above-average quality in the Portfolio as a means of managing risk. To do so, we invest primarily in bonds rated B or Ba, the two highest non-investment grade ("junk") categories assigned by Moody's, a major bond rating agency. When appropriate, we will hold a small position in equity securities, such as common or preferred stocks, or convertible bonds.

We typically hold a small percentage of cash in the Portfolio. However, if we anticipate a declining market, we may increase the cash position to as much as 10% to situate the Portfolio for strategic buying opportunities.

Economic Factors Influencing Performance

The high yield market faired relatively well compared to other bond markets this year, but its general direction was dictated by interest rate changes. The negative impact of interest rate changes in 1994 was strong enough to more than offset the positive impacts of a growing economy.

The strong economy did, however, provide companies that issue high yield bonds the opportunity to enhance their operating results and their balance sheets in 1994. This resulted in improved credit quality.

Portfolio Performance

The Portfolio has an annualized total return of -4.38% for the year ended December 31, 1994. This trailed the Lehman Brothers High Yield Index return of -1.02% for the same period.

Future Strategy

Going into 1995, we continue to be highly selective in our high yield bond purchases, focusing mainly on high-quality "junk" bond issues. By doing so, we will maintain above-average credit quality in the Portfolio.

In addition, the continued strength of the U.S. economy should help improve credit quality in various sectors of the high yield market. We believe the end result will be a Portfolio that meets its objective of providing a competitive level of current income.


              High Yield Performance chart goes here
The following plot points were used to generate the Performance Chart for the High Yield Fund:
Growth of $10,000 - November 30, 1987-December 31, 1994
Date           High Yield       S&P 500
11/30/87        $10,000         $10,000
12/31/87         10,194          10,241
12/31/88         11,553          11,524
12/31/89         11,914          11,620
12/31/90         11,471          10,506
12/31/91         15,523          15,358
12/31/92         18,640          17,777
12/31/93         22,911          20,819
12/31/94         21,904          20,608


LB Series Fund, Inc.
Money Market Portfolio Review

Gail R. Onan is portfolio manager for the LB Series Fund, Inc. Money Market Portfolio. She has been with Lutheran Brotherhood since 1986 and has managed the Portfolio since January 1994.

Objective: To seek current income with stability of principal by investing in high-quality, short-term debt securities.

Management Strategy

Our first priority in the Portfolio is to maintain high quality. Secondly, we look for the highest yielding money market sectors and concentrate on those securities. Finally, we manage for an average maturity that will allow us to respond quickly to short-term interest rate changes. This average maturity will never exceed 90 days.

Economic Factors Influencing the Portfolio

Throughout 1994, we were in an environment of rising short-term interest rates. The Money Market Portfolio benefited from these rising rates in the form of increased yields, which, in turn, were passed on to contract owners.

Future Strategy

Our top priority is to preserve the excellent quality of assets in the Portfolio. Our strategy in 1994 was to implement an average maturity consistent with market conditions in anticipation of the rising yields experienced throughout the year. We also maintained the flexibility needed to capture higher yields as the Federal Reserve continued to act. This same strategy will be carried into 1995.

In addition to these strategies, we will continue to analyze and focus on money market sectors that represent liquidity, without compromising quality and safety. By doing so, we can ensure that the Money Market Portfolio will continue to be an excellent investing opportunity for contract owners seeking stability of principal.




                                                  3100 Multifoods Tower
                                                  33 South Sixth Street
                                             Minneapolis, MN 55402-3795
-----------------------------------------------------------------------
Price Waterhouse LLP                                     Logo goes here
               Report of Independent Accountants

February 3, 1995

To the Shareholders and
Board of Directors of
LB Series Fund, Inc.

In our opinion, the accompanying statement of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of each of the Portfolios (Growth, High Yield, Income, and Money Market) comprising the LB Series Fund, Inc. (hereafter referred to as the "Fund") at December 31, 1994, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1994 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.

/s/Price Waterhouse LLP




                                   LB Series Fund, Inc.
                                     Growth Portfolio
                                  Portfolio of Investments
                                     December 31, 1994
                    COMMON STOCKS - 89.8% (a)
                    Aerospace - 0.6%
          125,000   Litton Industries, Inc.                         $  4,625,000
                                                                    ------------
                    Bank & Finance - 7.8%
          115,000   Barnett Banks, Inc.                                4,413,125
           21,100   Citicorp                                             873,013
          111,600   Crestar Financial Corp.                            4,198,950(b)
          150,000   Federal National Mortgage
                       Association                                    10,931,250
          172,300   First Interstate Bancorp.                         11,651,788(b)
          180,000   Fleet Financial Group, Inc.                        5,850,000
          129,000   Franklin Resources, Inc.                           4,595,625
           95,200   General Re Corp.                                  11,781,000
           33,000   Green Tree Financial Corp.                         1,002,375
           77,000   MBNA Corp.                                         1,799,875
                                                                    ------------
                                                                      57,097,001
                                                                    ------------
                    Broadcasting - 2.7%
           36,000   British Sky Broadcasting
                       Group, ADR                                        864,000(c)
           92,300   Capital Cities/ABC, Inc.                           7,868,575(b)
           80,000   CBS, Inc.                                          4,430,000
          314,000   Tele-Communications, Inc.                          6,829,500(c)
                                                                    ------------
                                                                      19,992,075
                                                                    ------------
                    Computer Software - 3.5%
          200,000   Adobe Systems, Inc.                                5,950,000(d)
          279,500   Oracle Systems Corp.                              12,332,938(c)
          175,000   Spectrum Holobyte, Inc.                            2,362,500(c)
           90,000   Sybase, Inc.                                       4,680,000(c)
                                                                    ------------
                                                                      25,325,438
                                                                    ------------
                    Computers & Office
                    Equipment - 5.3%
          119,000   Bay Networks, Inc.                                 3,510,500(c)
          133,200   Cisco Systems, Inc.                                4,678,650(c)
           85,000   Hewlett Packard Co.                                8,489,375
          180,000   International Business
                       Machines                                       13,230,000
          203,300   Silicon Graphics, Inc.                             6,276,888(c)
           75,000   Storage Technology Corp.                           2,175,000(c)
                                                                    ------------
                                                                      38,360,413
                                                                    ------------
                    Conglomerates - 3.1%
          100,000   ITT Corp.                                          8,862,500
          100,000   Minnesota Mining &
                       Manufacturing Co.                               5,337,500
          174,000   Tyco International, Ltd.                           8,265,000
                                                                    ------------
                                                                      22,465,000
                                                                    ------------
                    Drugs & Health Care - 9.0%
          160,500   Amgen, Inc.                                        9,469,500(c)
          165,000   Bristol Myers Squibb Co.                           9,549,375(b)
          165,000   Centocor, Inc.                                     2,681,250(c)
          100,000   Cordis Corp.                                       6,050,000(c)
          181,200   Elan Corp., ADS                                    6,455,250(c)
           50,500   Genzyme Corp.                                      1,590,750(c)
            6,818   Genzyme Corp.- Tissue Repair                          25,566(c)
          224,800   Merck & Co., Inc.                                  8,570,500
          200,000   Smithkline Beecham, PLC.                           6,850,000
          195,100   St. Jude Medical, Inc.                             7,755,225
           85,400   Warner Lambert Co.                                 6,575,800(b)
                                                                    ------------
                                                                      65,573,216
                                                                    ------------
                    Electric Utilities - 1.5%
          129,100   American Electric Power Co.                        4,244,162
          332,200   Southern Co.                                       6,644,000
                                                                    ------------
                                                                      10,888,162
                                                                    ------------
                    Electronics - 5.6%
          185,000   Adaptec, Inc.                                      4,370,625(c)
           22,500   Altera Corp.                                         942,188(c)
          122,000   Applied Materials, Inc.                            5,154,500(c)
          165,000   Intel Corp.                                       10,539,375
          267,300   Motorola, Inc.                                    15,469,987
           60,000   Nokia Corp., ADR                                   4,500,000(c)
                                                                    ------------
                                                                      40,976,675
                                                                    ------------
                    Food & Beverage - 5.3%
          360,000   ConAgra, Inc.                                     11,250,000
          190,000   CPC International, Inc.                           10,117,500
           85,000   General Mills, Inc.                                4,845,000
          200,000   Pet, Inc.                                          3,950,000(d)
           80,000   Salomon, Inc.,
                       (Snapple, Inc., ELKS)                           1,270,000
          271,300   Sara Lee Corp.                                     6,850,325(b)
                                                                    ------------
                                                                      38,282,825
                                                                    ------------
                    Hospital Management - 2.3%
          165,000   Columbia/HCA
                       Healthcare Corp.                                6,022,500
          175,000   HealthTrust, Inc.                                  5,556,250(c)
          185,000   Manor Care, Inc.                                   5,064,375
                                                                    ------------
                                                                      16,643,125
                                                                    ------------

                    COMMON STOCKS - (continued)
                    Household Products - 5.8%
           58,000   Avon Products, Inc.                                3,465,500(b)
          124,200   Colgate Palmolive Co.                              7,871,175
          173,100   Gillette Co.                                      12,939,225
          265,200   Newell Company                                     5,569,200(b)
          194,300   Procter & Gamble                                  12,046,600
                                                                    ------------
                                                                      41,891,700
                                                                    ------------
                    Leisure & Entertainment - 4.0%
          155,000   Disney (Walt) Co.                                  7,149,375
          240,000   Harley Davidson, Inc.                              6,720,000(b)
          227,300   Hospitality Franchise
                       Systems, Inc.                                   6,023,450(c)
           48,100   King World Productions, Inc.                       1,659,450(c)
          181,845   Viacom, Inc.                                       7,387,453(c)
                                                                    ------------
                                                                      28,939,728
                                                                    ------------
                    Machinery &
                    Equipment - 0.9%
          200,000   Case Corp.                                         4,300,000
           76,500   Ingersoll Rand Co.                                 2,409,750(b)
                                                                    ------------
                                                                       6,709,750
                                                                    ------------
                    Medical Services - 1.1%
          170,000   United Healthcare Corp.                            7,671,250
                                                                    ------------
                    Mining & Metals - 0.7%
          200,000   American Barrick
                       Resources Corp.                                 4,450,000
           25,000   Inco, Ltd.                                           715,625
                                                                    ------------
                                                                       5,165,625
                                                                    ------------
                    Oil & Oil Service - 8.4%
          230,000   Amoco Corp.                                       13,598,750
          168,500   Ashland Oil, Inc.                                  5,813,250
          100,000   British Petroleum Co., PLC                         7,987,500
          175,000   Halliburton Co.                                    5,796,875
          200,000   Mobil Corp.                                       16,850,000(b)
          100,000   Royal Dutch Petroleum Co.                         10,750,000
                                                                    ------------
                                                                      60,796,375
                                                                    ------------
                    Paper & Forest
                    Products - 1.0%
          183,300   James River Corp.                                  3,711,825(b)
           80,600   Temple Inland, Inc.                                3,637,075
                                                                    ------------
                                                                       7,348,900
                                                                    ------------
                    Photography - 0.5%
           80,000   Eastman Kodak Co.                                  3,820,000
                                                                    ------------

                    Pollution Control - 0.2%
           54,700   Browning-Ferris
                       Industries, Inc.                                1,552,112(b)
                                                                    ------------
                    Publishing & Printing - 1.4%
           67,900   Harcourt General, Inc.                             2,393,475
          171,000   Reuters Holdings, PLC                              7,502,625
                                                                    ------------
                                                                       9,896,100
                                                                    ------------
                    Restaurants - 1.3%
          325,000   McDonald's Corp.                                   9,506,250
                                                                    ------------
                    Retail - 7.9%
          220,000   American Stores Co.                                5,912,500(b)
          276,200   Federated Department Stores                        5,316,850(c)
          150,000   Fingerhut Cos., Inc.                               2,325,000
          130,000   Gymboree Corp.                                     3,737,500(c)
          239,500   Home Depot, Inc.                                  11,017,000
          272,400   Kroger Co.                                         6,571,650(b,c)
          265,000   Limited, Inc.                                      4,803,125
          150,000   Lowe's Companies                                   5,212,500
          280,000   Office Depot, Inc.                                 6,720,000(c)
            9,200   Penney, J.C. Co.                                     410,550
           58,000   Sears Roebuck & Co.                                2,668,000
          104,800   Toys R Us, Inc.                                    3,196,400
                                                                    ------------
                                                                      57,891,075
                                                                    ------------
                    Services - 4.0%
          195,000   Automatic Data Processing,
                       Inc.                                           11,407,500
          150,000   CUC International, Inc.                            5,025,000(c)
          188,800   First Data Corp.                                   8,944,400
          100,000   SunGard Data Systems, Inc.                         3,850,000(c)
                                                                    ------------
                                                                      29,226,900
                                                                    ------------
                    Telephone &
                    Telecommunications - 5.9%
          160,000   Ameritech Corp.                                    6,460,000
          135,000   AT&T Corp.                                         6,783,750
          115,000   BellSouth Corp.                                    6,224,375
          180,000   GTE Corp.                                          5,467,500
          201,600   Paging Network, Inc.                               6,854,400(c)
          190,000   Southwestern Bell Corp.                            7,671,250
          120,200   Sprint Corp.                                       3,320,525
                                                                    ------------
                                                                      42,781,800
                                                                    ------------
                    Total Common Stocks
                       (cost $646,604,685)                           653,426,495
                                                                    ------------

                    U.S. TREASURY - 0.2% (a)
       $  300,000   U.S. Treasury Notes,
                       8.75%, due 10/15/1997                        $    306,937
        1,000,000   U.S. Treasury Notes,
                       6.875%, due 3/31/1997                             981,875
                                                                    ------------
                    Total U.S. Treasury
                       (cost $1,350,701)                               1,288,812
                                                                    ------------
                    SHORT-TERM
                    SECURITIES - 10.0% (a)
                    Commercial Paper
        5,000,000   American Express Credit Corp.,
                       5.8%, due 1/4/1995                              4,997,583
       10,000,000   Chevron Oil Finance Co.,
                       5.75%, due 1/11/1995                            9,984,028
       10,000,000   Ciesco, L.P., 5.85%,
                       due 1/12/1995                                   9,982,125
        5,010,000   Colgate Palmolive Co.,
                       6.05%, due 1/6/1995                             5,005,790
        5,000,000   Corporate Asset Funding Co.,
                       5.83%, due 1/27/1995                            4,978,947
        5,000,000   CXC, Inc., 6.07%,
                       due 1/10/1995                                   4,992,412
        5,000,000   General Electric Capital Corp.,
                       6.03%, due 1/17/1995                            4,986,600
        5,000,000   Great Lakes Chemical Corp.,
                       6.0%, due 1/17/1995                             4,986,667
       13,300,000   Koch Industries, Inc.,
                       5.97%, due 1/3/1995                            13,295,589
        5,000,000   Norwest Corp.,
                       5.92%, due 1/23/1995                            4,981,911
        5,000,000   Pitney Bowes, Inc.,
                       5.95%, due 1/19/1995                            4,985,125
                                                                    ------------
                    Total Short-Term Securities
                       (at amortized cost)                            73,176,777
                                                                    ------------
                    Total Investments
                       (cost $721,132,163)                          $727,892,084(e)
                                                                    ============


Notes to Portfolio of Investments:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the Growth Portfolio.
(b) Includes stock rights that automatically traded with the stock and had no separate value at December 31, 1994.
(c) Currently non-income producing.
(d) At December 31, 1994, securities valued at $1,014,500 were held in escrow to cover open call options written as follows:
                                    Number of     Exercise     Expiration
          Issue                     Contracts      Price          Date             Value
          ------------------        ---------     --------     ----------         --------
          Adobe Systems, Inc.          185          $30          1/21/95          $34,688
          Pet, Inc.                    235           23          1/21/95           11,750
                                       ---                                        -------
             Total                     420                                        $46,438
                                       ===                                        =======
(e) At December 31, 1994, the aggregate cost of securities for federal income tax purposes was $722,262,643 and the net unrealized appreciation of investments based on that cost was $5,629,441, which is comprised of $32,338,853 aggregate gross unrealized appreciation and $26,709,412 aggregate gross unrealized depreciation.

                 The accompanying notes are an integral part of the financial statements.



                                                    LB Series Fund, Inc.
                                                    High Yield Portfolio
                                                  Portfolio of Investments
                                                      December 31, 1994
               CORPORATE BONDS - 77.3% (a)
               Aerospace - 1.3%
  $   158,000  PA Holdings Corp., Sr. Subordinated Notes                                   13.75%   7/15/1999  $     165,703
    7,700,000  Rohr, Inc., Sr. Notes                                                      11.625%   5/15/2003      7,661,500
                                                                                                               -------------
                                                                                                                   7,827,203
                                                                                                               -------------
               Airlines - 0.8%
      950,000  NWA, Inc., Sr. Notes                                                        8.625%    8/1/1996        916,585
    4,500,000  U.S. Air, Inc., Sr. Secured Equipment Trust, Series 1993-A3                10.375%    3/1/2013      3,757,500
                                                                                                               -------------
                                                                                                                   4,674,085
                                                                                                               -------------
               Automotive - 1.1%
    4,000,000  Doehler-Jarvis, Inc., Sr. Notes                                            11.875%    6/1/2002      3,940,000
    2,750,000  JPS Automotive Products, Sr. Notes                                         11.125%   6/15/2001      2,660,625
                                                                                                               -------------
                                                                                                                   6,600,625
                                                                                                               -------------
               Bank & Finance - 5.1%
    2,700,000  American Life Holding Corp., Sr. Subordinated Notes                         11.25%   9/15/2004      2,632,500
    4,500,000  B.F. Saul Real Estate Investment Trust, Sr. Secured Notes                  11.625%    4/1/2002      3,780,000
    3,150,000  First Nationwide Holdings, Inc., Sr. Notes                                  12.25%   5/15/2001      3,181,500
   11,050,000  GPA Delaware, Inc., Debentures                                               8.75%  12/15/1998      8,508,500
    2,250,000  Leucadia National Corp., Convertible Subordinated Debentures                 5.25%    2/1/2003      2,081,250
   10,500,000  Mutual Life Insurance Company of New York, Surplus Notes               Zero Coupon   8/15/2024    6,142,500(d)
    4,250,000  Scotsman Group, Inc., Sr. Secured Notes                                       9.5%  12/15/2000      3,910,000
                                                                                                               -------------
                                                                                                                   30,236,25
                                                                                                               -------------
               Broadcasting - 14.8%
    3,450,000  Allbritton Communications Co., Sr. Subordinated Debentures                   11.5%   8/15/2004      3,458,625
   13,975,000  Bell Cablemedia, PLC, Sr. Discount Notes                               Zero Coupon   7/15/2004      7,546,500
    7,600,000  Cablevision Industries, Debentures                                           9.25%    4/1/2008      6,840,000
    2,500,000  Continental Cablevision, Inc., Sr. Debentures                                 9.5%    8/1/2013      2,306,250
    2,300,000  Continental Cablevision, Inc., Sr. Debentures                                 9.0%    9/1/2008      2,093,000
    4,000,000  Continental Cablevision, Inc., Sr. Subordinated Debentures                   11.0%    6/1/2007      4,080,000
    9,250,000  Diamond Cable Co., Sr. Discount Notes                                  Zero Coupon   9/30/2004      4,520,938
    8,250,000  Echostar Communications Corp., Sr. Discount Notes                      Zero Coupon    6/1/2004      3,753,750
    7,301,145  Falcon Holdings Group, L.P., Sr. Subordinated Notes                          11.0%   9/15/2003      6,607,536
    7,000,000  Granite Broadcasting Co., Sr. Subordinated Debentures                       12.75%    9/1/2002      7,175,000
    2,250,000  Insight Communications Co., Sr. Subordinated Notes                           8.25%    3/1/2000      2,154,375
   11,000,000  Marcus Cable Operating Co., Sr. Subordinated
                  Guaranteed Discount Notes                                           Zero Coupon    8/1/2004      5,830,000
    8,500,000  NWCG Holdings Corp., Sr. Secured Discount Notes                        Zero Coupon   6/15/1999      4,377,500
    2,600,000  Robin Media Group, Sr. Subordinated Deferred Interest Bonds                11.125%    4/1/1997      2,483,000
    3,250,000  Rogers Cablesystems, Inc., Sr. Secured Second Priority Notes                9.625%    8/1/2002      3,111,875
    2,000,000  Rogers Cantel Mobile, Inc., Sr. Subordinated Notes                         11.125%   7/15/2002      2,045,000
    7,000,000  Rogers Communications, Inc., Convertible Debentures                           2.0%  11/26/2005      3,675,000
      600,000  Rogers Communications, Inc., Convertible Liquid Yield
                  Option Notes                                                        Zero Coupon   5/20/2013        196,500
    4,500,000  SCI Television, Inc., Sr. Second Priority Secured Notes                      11.0%   6/30/2005      4,500,000
    4,725,000  Scott Cable Communications, Inc., Subordinated Debentures                   12.25%   4/15/2001      3,071,250
      600,000  Storer Communications, Inc., Subordinated Debentures                         10.0%   5/15/2003        567,000
   13,500,000  United International Holdings, Inc., Units                             Zero Coupon  11/15/1999      6,817,500
                                                                                                               -------------
                                                                                                                   87,210,59
                                                                                                               -------------
               Building Products & Materials - 3.2%
    8,300,000  American Standard, Inc., Sr. Subordinated Discount Debentures          Zero Coupon    6/1/2005      5,395,000
   10,500,000  Dal-Tile International, Inc., Sr. Secured Notes                        Zero Coupon   7/15/1998      6,654,375
    4,350,000  Nortek, Inc., Sr. Subordinated Notes                                        9.875%    3/1/2004      3,915,000
    3,300,000  Tarkett International, Sr. Subordinated Notes                                 9.0%    3/1/2002      3,019,500
                                                                                                               -------------
                                                                                                                   18,983,87
                                                                                                               -------------
               Chemicals - 3.7%
    8,250,000  G-I Holdings, Inc., Sr. Discount Notes                                 Zero Coupon   10/1/1998      5,073,750
    3,000,000  Huntsman Corp. First Mortgage Bonds                                          11.0%   4/15/2004      3,127,500
   10,000,000  NL Industries, Inc., Sr. Secured Discount Notes                        Zero Coupon  10/15/2005      6,250,000
    3,750,000  Rexene Corp., Sr. Notes                                                     11.75%   12/1/2004      3,843,750
    5,050,000  UCC Investors Holding, Inc., Subordinated Discount Notes               Zero Coupon    5/1/2005      3,358,250
                                                                                                               -------------
                                                                                                                   21,653,25
                                                                                                               -------------
               Computers & Office Equipment - 2.1%
    8,250,000  Bell & Howell, Inc., Sr. Discounted Debentures                         Zero Coupon    3/1/2005      4,083,750
    3,400,000  Corporate Express, Inc., Sr. Subordinated Notes                             9.625%   3/15/2004      3,085,500
    2,000,000  Unisys Corp., Convertible Subordinated Notes                                 8.25%    8/1/2000      2,030,000
    1,500,000  Unisys Corp., Credit Sensitive Notes                                         15.0%    7/1/1997      1,627,500
    1,500,000  Unisys Corp., Sr. Notes                                                    10.625%   10/1/1999      1,513,842
                                                                                                               -------------
                                                                                                                   12,340,59
                                                                                                               -------------
               Conglomerates - 2.0%
      950,000  IMO Industries, Inc., Sr. Subordinated Debentures                           12.25%   8/15/1997        948,812
    3,500,000  IMO Industries, Inc., Sr. Subordinated Debentures                            12.0%   11/1/2001      3,517,500
    3,750,000  Jordan Industries, Inc., Sr. Notes                                         10.375%    8/1/2003      3,328,125
    8,000,000  Jordan Industries, Inc., Sr. Subordinated Discount Debentures          Zero Coupon    8/1/2005      4,060,000
                                                                                                               -------------
                                                                                                                   11,854,43
                                                                                                               -------------
               Containers & Packaging - 3.3%
    3,500,000  Container Corp. of America, Sr. Notes                                       11.25%    5/1/2004      3,605,000
    3,200,000  Owens-Illinois, Inc., Sr. Subordinated Notes                                 9.75%   8/15/2004      3,024,000
    7,650,000  Silgan Holdings, Inc., Sr. Discount Debentures                         Zero Coupon  12/15/2002      6,579,000
    6,300,000  Stone Container Corp., Sr. Notes                                             11.5%   10/1/2004      6,331,500
                                                                                                               -------------
                                                                                                                   19,539,50
                                                                                                               -------------
               Drugs & Health Care - 0.6%
    3,750,000  Dade International, Inc., Sr. Subordinated Notes                             13.0%    2/1/2005      3,768,750
                                                                                                               -------------
               Electric Utilities - 1.5%
      250,000  El Paso Electric Co. (Del Norte Funding Corp.),
                  Secured Lease Obligation Bonds..                                         11.25%    1/2/2014          127,6(b)
    5,750,000  El Paso Electric Co. (El Paso Funding Corp.),
                  Lease Obligation Bonds..                                                10.375%    1/2/2011      2,994,496(b)
      500,000  El Paso Electric Co. (El Paso Funding Corp.),
                  Lease Obligation Bonds..                                                 10.75%    4/1/2013        260,383(b)
    3,250,000  Midland Cogen Venture Fund II, Secured Lease
                  Obligation Bonds                                                         11.75%   7/23/2005       2,971,69
    2,400,000  Midland Cogen Venture Fund II, Subordinated Secured Lease
                  Obligation Bonds..                                                       13.25%   7/23/2006       2,356,82
                                                                                                               -------------
                                                                                                                   8,711,077
                                                                                                               -------------
               Electrical Equipment - 0.6%
    3,750,000  Telex Communications, Inc., Sr. Notes                                        12.0%   7/15/2004      3,693,750
                                                                                                               -------------

               Food & Beverage - 3.8%
    1,400,000  Beatrice Foods, Inc., Sr. Subordinated Notes                                 12.0%   12/1/2001      1,379,000
    3,750,000  Di Giorgio Corp., Sr. Notes                                                  12.0%   2/15/2003      3,525,000
    1,600,000  Dr. Pepper Bottling Holdings, Sr. Notes                                Zero Coupon   2/15/2003      1,080,000
    3,300,000  Fleming Companies, Inc., Sr. Notes                                         10.625%  12/15/2001      3,308,250
    3,000,000  PF Acquisition Corp., Sr. Subordinated Notes                                12.75%    2/1/2005      3,007,500
   10,000,000  Specialty Foods Acquisition Co.,Sr. Secured Discount
                  Debentures, Series B                                                Zero Coupon   8/15/2005      4,300,000
   10,000,000  White Rose Foods, Inc., Sr. Discount Debentures                        Zero Coupon   11/1/1998      5,450,000
                                                                                                               -------------
                                                                                                                   22,049,75
                                                                                                               -------------
               Hospital Management - 0.7%
      300,000  American Medical International, Inc.,
                  Jr. Subordinated Discount Debentures                                Zero Coupon  11/26/2005        547,500
    3,750,000  Charter Medical Corp., Sr. Subordinated Notes                               11.25%   4/15/2004      3,768,750
                                                                                                               -------------
                                                                                                                   4,316,250
                                                                                                               -------------
               Household Products - 2.6%
   10,250,000  Coleman Worldwide Corp., Convertible Liquid Yield
                  Option Notes                                                        Zero Coupon   5/27/2013      2,767,500
    4,750,000  JB Williams Holdings, Inc., Sr. Notes                                        12.0%    3/1/2004      4,417,500
    6,000,000  Pace Industries, Inc., Sr. Notes, Series B                                 10.625%   12/1/2002      5,400,000
    3,750,000  Sola Group, L.P., Sr. Subordinated Notes                                      6.0%  12/15/2003      2,906,250
                                                                                                               -------------
                                                                                                                   15,491,25
                                                                                                               -------------
               Leisure & Entertainment - 1.3%
    5,500,000  Bally's Health & Tennis Corp., Sr. Subordinated Notes                        13.0%   1/15/2003      4,180,000
    4,000,000  IMAX Corp., Sr. Notes                                                         7.0%    3/1/2001      3,340,000
                                                                                                               -------------
                                                                                                                   7,520,000
                                                                                                               -------------
               Machinery & Equipment - 1.6%
    5,000,000  Great Dane Holdings, Inc., Sr. Subordinated Debentures                      12.75%    8/1/2001      4,950,000
    4,000,000  Truck Components, Inc., Sr. Notes Series B                                  12.25%   6/30/2001      4,200,000
                                                                                                               -------------
                                                                                                                   9,150,000
                                                                                                               -------------
               Mining & Metals - 0.7%
    1,350,000  Agnico-Eagle Mines, Ltd., Convertible Sr. Discount Notes                      3.5%   1/27/2004        958,500
    3,500,000  EnviroSource, Inc., Sr. Notes                                                9.75%   6/15/2003      3,018,750
                                                                                                               -------------
                                                                                                                   3,977,250
                                                                                                               -------------
               Natural Gas - 0.9%
    4,000,000  Columbia Gas Systems, Debentures                                            10.25%    8/1/2011      5,240,000(b)
                                                                                                               -------------
               Oil & Gas - 1.6%
    4,600,000  DeepTech International, Inc., Sr. Secured Notes                              12.0%  12/15/2000      4,220,500
    5,000,000  Sherritt, Inc., Debentures                                                   10.5%   3/31/2014      4,843,750
                                                                                                               -------------
                                                                                                                   9,064,250
                                                                                                               -------------
               Paper & Forest Products - 4.5%
    6,500,000  Fort Howard Corp., Sr. Subordinated Notes                                     9.0%    2/1/2006      5,590,000
    2,500,000  Gaylord Container Corp., Sr. Notes                                           11.5%   5/15/2001      2,581,250
    4,300,000  Gaylord Container Corp., Sr. Subordinated Debentures                   Zero Coupon   5/15/2005      3,816,250
    6,900,000  Malette, Inc., Sr. Secured Notes                                            12.25%   7/15/2004      7,003,500
    4,800,000  Repap Wisconsin, 2nd Priority Sr. Secured Notes                             9.875%    5/1/2006      4,224,000
    3,250,000  SD Warren Co., Sr. Subordinated Notes                                        12.0%  12/15/2004      3,331,250
                                                                                                               -------------
                                                                                                                   26,546,25
                                                                                                               -------------
               Publishing & Printing - 2.7%
    2,500,000  Heritage Media Services, Sr. Secured Notes                                   11.0%   6/15/2002      2,543,750
    4,400,000  Mail-Well Envelope Corp., Sr. Subordinated Notes                             10.5%   2/15/2004      3,850,000
      750,000  Mail-Well Holding, Inc., Sr. Deferred Notes                                 11.75%   2/15/2006        307,500
    7,200,000  Neodata Services, Inc., Sr. Notes                                      Zero Coupon    5/1/2003      5,553,000
    4,000,000  News America Holdings, Inc., Convertible Liquid Yield
                  Option Notes                                                        Zero Coupon   3/11/2013      1,490,000
      750,000  News America Holdings, Inc., Subordinated Notes                        Zero Coupon   3/31/2002        536,250
    1,500,000  Sullivan Graphics, Inc., Sr. Subordinated Notes                              15.0%    2/1/2000      1,586,250
                                                                                                               -------------
                                                                                                                   15,866,75
                                                                                                               -------------
               Retail - 5.9%
      900,000  Barnes & Noble, Inc., Sr. Subordinated Notes                               11.875%   1/15/2003        967,500
    5,700,000  Color Tile, Inc., Sr. Notes                                                 10.75%  12/15/2001      4,987,500
    3,300,000  F & M Distributors, Inc., Sr. Subordinated Notes                             11.5%   4/15/2003        594,000(b)
    7,250,000  Farm Fresh, Inc., Sr. Notes                                                 12.25%   10/1/2000      6,271,250
    2,000,000  Florsheim Shoe Co., Sr. Notes                                               12.75%    9/1/2002      2,000,000
    3,357,800  General Medical Corp. Payment-In-Kind Debentures                           12.125%   8/15/2005      3,412,364
   23,200,000  Grand Union Capital, Sr. Notes                                         Zero Coupon   7/15/2004        986,000(b)
   23,500,000  Grand Union Capital, Sr. Subordinated Notes, Series A                  Zero Coupon   1/15/2007        293,750(b)
    3,100,000  Loehmann's Holdings, Inc., Sr. Subordinated Notes                           13.75%   2/15/1999      3,084,500
    2,250,000  Penn Traffic Co., Sr. Subordinated Debentures                               9.625%   4/15/2005      1,974,375
    3,700,000  Purity Supreme, Notes, Series B                                             11.75%    8/1/1999      3,089,500
    3,685,495  Town & Country Corp., Sr. Secured Discount Notes
                  (Payment-In-Kind)                                                         13.0%   5/31/1998      1,971,740
    9,800,000  Wherehouse Entertainment, Inc., Sr. Subordinated Notes                       13.0%    8/1/2002      4,949,000
                                                                                                               -------------
                                                                                                                   34,581,47
                                                                                                               -------------
               Services - 0.8%
    5,500,000  Flagstar Corp., Sr. Subordinated Debentures                                11.375%   9/15/2003      4,661,250
                                                                                                               -------------
               Telecommunications - 8.1%
    8,250,000  Call-Net Enterprises, Inc., Sr. Discount Notes                         Zero Coupon   12/1/2004      4,331,250
    4,750,000  CenCall Communications Corp., Sr. Redeemable Discount Notes            Zero Coupon   1/15/2004      1,721,875
    1,350,000  Comcast Cellular Corp., Sr. Redeemable Notes                           Zero Coupon    3/5/2000        924,750
    2,000,000  Comcast Cellular, Inc., Sr. Participation Redeemable Notes,
                  Series B                                                            Zero Coupon    3/5/2000      1,370,000
    3,750,000  Dial Call Communications, Inc., Sr. Discount Notes                     Zero Coupon   4/15/2004      1,312,500
    2,000,000  Dial Call Communications, Inc., Sr. Discount Notes                     Zero Coupon  12/15/2005        590,000
    3,750,000  General Instrument, Convertible Jr. Subordinated Notes                        5.0%   6/15/2000      5,025,000
    9,123,000  Horizon Cellular Telephone Co., Sr. Subordinated
                  Discount Notes                                                      Zero Coupon   10/1/2000      6,386,100
    2,500,000  K-III Communications Corp., Sr. Notes                                       10.25%    6/1/2004      2,375,000
    3,500,000  MFS Communication Co., Inc., Sr. Discount Notes                        Zero Coupon   1/15/2004      2,091,250
    4,000,000  Mobile Telecommunications Technology, Sr. Notes                              13.5%   2/15/2002      4,070,000
    4,150,000  MobileMedia Communications, Inc., Sr. Subordinated
                  Deferred Coupon Notes                                               Zero Coupon   12/1/2003      2,324,000
    5,000,000  NEXTEL Communications, Inc., Sr. Discount Notes                        Zero Coupon    9/1/2003      1,975,000
    3,400,000  PriCellular Wireless Corp., Sr. Subordinated Discount Notes                   0.5%  11/15/2001      2,244,000
    4,000,000  USA Mobile Communications, Inc., Sr. Notes                                   14.0%   11/1/2004      4,025,000
    2,750,000  USA Mobile Communications, Inc., Sr. Notes                                    9.5%    2/1/2004      2,241,250
    7,000,000  Viatel, Inc., Sr. Discount Notes                                       Zero Coupon   1/15/2005      4,375,000(d)
                                                                                                               -------------
                                                                                                                   47,381,97
                                                                                                               -------------
               Textiles & Apparel - 0.2%
    3,500,000  Plaid Clothing Group, Sr. Subordinated Notes                                 11.0%    8/1/2003      1,347,500
                                                                                                               -------------
               Transportation - 1.8%
    8,400,000  Burlington Motor Holdings, Inc., Sr. Subordinated Notes                      11.5%   11/1/2003      7,896,000
    2,600,000  TNT Transport, Sr. Notes                                                     11.5%   4/15/2004      2,613,000
                                                                                                               -------------
                                                                                                                   10,509,00
                                                                                                               -------------
               Total Corporate Bonds (cost $501,835,089)                                                         454,796,947
                                                                                                               -------------
               FOREIGN BONDS - 0.5% (a, e)
    3,750,000  Republic of Argentina, Global Bonds (cost $2,719,257)                       8.375%  12/20/2003      2,648,145
                                                                                                               -------------
       Shares
 ------------
               PREFERRED STOCKS - 10.3% (a)
        3,500  Armco, Inc., Convertible Preferred Stock                                                              175,000
       18,400  Battle Mountain Gold Co., Convertible Preferred Stock                                               1,122,400
       31,169  Berg Electronics Holding Corp., Preferred Stock                                                       790,913
      140,000  Boise Cascade Corp., Convertible Preferred Stock                                                    3,342,500
       48,000  California Federal Bank, Preferred Stock                                                            4,812,000
       95,800  Chevy Chase Savings Bank, Preferred Stock                                                           2,610,550
        4,350  Consolidated Hydro, Preferred Stock                                                                 2,244,600(c)
       32,900  EnviroSource, Inc., Jr. Convertible Preferred Stock                                                 3,623,112(c)
       65,000  First Nationwide Bank, Non-cumulative Preferred Stock                                               6,353,750
      105,000  Flagstar Cos., Convertible Preferred Stock, Series A                                                1,995,000
       49,500  Grand Union Holdings Corp., Preferred Stock                                                             6,188(c,d)
      170,000  Granite Broadcasting Corp. Convertible Preferred Stock                                              5,950,000
      221,726  Harvard Industries, Inc., Exchangeable Payment-In-Kind Preferred Stock                              5,792,592
      190,000  Kaiser Aluminum Corp., Preferred Stock                                                              2,018,750
       13,814  K-III Communications Corp., Payment-In-Kind Preferred Stock, Series B                               1,345,186
       57,000  K-III Communications Corp., Preferred Stock                                                         1,439,250
      113,000  Network Imaging Corp., Convertible Preferred Stock                                                  1,440,750
      110,000  Newscorp Overseas Limited, Cumulative Guaranteed Preferred Stock                                    2,241,250
      144,942  Riggs National Corp., Preferred Stock                                                               3,822,845
      125,000  River Bank America, Preferred Stock                                                                 3,140,625
       36,250  Storage Technology Corp., Convertible Preferred Stock                                               2,392,500
       29,000  Transco Energy Co., Convertible Preferred Stock                                                     1,305,000
       15,000  Unisys Corp., Convertible Preferred Stock, Series A                                                   476,250
       41,250  WHX Corp., Preferred Stock                                                                          1,959,375
                                                                                                               -------------
               Total Preferred Stocks (cost $67,294,854)                                                          60,400,386
                                                                                                               -------------
               COMMON STOCKS & STOCK WARRANTS - 3.1% (a)
      110,000  ADT Limited, Common Stock                                                                           1,182,500(c)
        3,300  Arcadian Corp., Stock Warrants                                                                         59,400(c,d)
       12,200  B & H Maritime Carriers, Ltd., Common Stock                                                            13,725(c)
       65,480  Berg Electronics Holdings Corp., Common Stock                                                         294,660(c,d)
      139,371  Charter Medical Corp., Common Stock                                                                 2,996,477(c)
        7,830  Consolidated Hydro, Inc., Stock Warrants                                                               78,300(c,d)
        3,750  Dial Call Communications, Inc., Stock Warrants                                                          4,688(c)
        3,086  Dial Call Communications, Inc., Stock Warrants                                                          3,858(c)
       24,224  Dr. Pepper/Seven-Up Cos., Class B Common Stock                                                        620,740(c)
       49,500  Echostar Communications Corp., Stock Warrants                                                         495,000(c)
        5,666  EnviroSource, Inc., Common Stock                                                                       18,769(c,d)
       79,500  Envirotest Systems Corp., Common Stock                                                                516,750(c)
          750  Federated Dept. Stores, Inc., Stock Warrants                                                            1,031(c)
       16,897  Gaylord Container Corp., Class A Common Stock                                                         154,185(c)
      227,383  Gaylord Container Corp., Stock Warrants                                                             1,648,527(c)
       72,000  Harvard Industries, Inc., Class B Common Stock                                                      1,080,000(c)
       25,000  International Cabletel, Inc., Common Stock                                                            693,750(c)
       38,000  JPS Textiles Group, Common Stock                                                                      484,500(c)
        4,950  Lear Seating Corp., Common Stock                                                                       98,381(c)
       50,379  Memorex Telex, N.V., Common Stock                                                                      37,784(c)
        1,728  Memorex Telex, N.V., Warrants                                                                              86(c)
       15,000  News Corp., Ltd., ADR, Ordinary Shares, Common Stock                                                  208,125
       30,000  News Corp., Ltd., ADR, Preference Shares, Common Stock                                                468,750
        5,750  Payless Cashways, Inc., Stock Warrants                                                                  8,625(c)
      155,000  Plantronics, Inc., Common Stock                                                                     4,650,000(c)
      150,000  Specialty Foods Acquisition Co., Common Stock                                                         112,500(c,d)
        1,500  Terex Corp., Stock Appreciation Rights                                                                    750(c,d)
        5,000  Triangle Wire & Cable, Inc., Stock Warrants                                                                 0(c,d)
      220,000  USA Mobile Communications, Common Stock                                                             2,172,500(c)
        6,300  Viacom, Inc., Class B Common Stock                                                                    255,937(c)
                                                                                                               -------------
               Total Common Stocks and Stock Warrants (cost $15,0                                                 18,360,298
                                                                                                               -------------
               SHORT-TERM SECURITIES - 8.8% (a)
               Commercial Paper
  $ 8,400,000  Associates Corp. of North America                                             6.0%    1/3/1995   $  8,397,200
    5,000,000  Commercial Credit Corp.                                                       6.0%    1/9/1995      4,993,333
    5,000,000  General Electric Capital Corp.                                               5.82%   1/30/1995      4,976,558
   10,000,000  General Motors Acceptance Corp.                                               6.0%   1/20/1995      9,968,333
    5,000,000  Great Lakes Chemical Corp.                                                   6.02%   1/19/1995      4,984,950
    8,700,000  Nestle Capital Corp.                                                          5.9%   1/11/1995      8,685,742
   10,000,000  Warner Lambert Co.                                                            5.8%   1/17/1995      9,974,222
                                                                                                               -------------
               Total Short-Term Securities (at amortized cost)                                                    51,980,338
                                                                                                               -------------
               Total Investments (cost $638,863,575)                                                           $   588,186,1
                                                                                                               =============

Notes to Portfolio of Investments:
----------------------------------
 (a) The categories of investments are shown as a percentage of total investments of the High Yield Portfolio.
(b) Currently non-income producing and in default.
(c) Currently non-income producing.
(d) Denotes restricted securities. These securities have been valued from the date of acquisition through December 31, 1994 by obtaining quotations from brokers who are active with the issues. The following table indicates the aquisition date and cost of restricted securities the Fund owned as of December 31, 1994:

                                                                 Acquisition
                       Security                                      Date               Cost
     ---------------------------------------------               ------------       -----------
     Arcadian Corp., Stock Warrants                                 2/6/92          $   90,000
     Berg Electronics Holdings Corp., Common Stock                 4/21/93              60,754
     Consolidated Hydro, Inc., Stock Warrants                      6/15/93             171,276
     EnviroSource, Inc., Common Stock                               5/5/92              19,123
     Grand Union Holdings Corp., Preferred Stock                   6/14/93           5,703,525
     Mutual Life Insurance Company of New York,
     Surplus Notes, 0%, 8/15/2024                                   8/8/94           6,074,670
     Specialty Foods Acquisition Co., Common Stock                 8/10/93             109,000
     Terex Corp., Stock Appreciation Rights                        7/27/92               3,750
     Triangle Wire & Cable, Inc., Stock Warrants                    1/3/92                 500
     Viatel, Inc., Units, 0%, 1/15/2005                           12/15/94           4,349,240

(e) Denominated in U.S. dollars.
(f) At December 31, 1994, the aggregate cost of securities for federal income tax purposes was $638,904,327 and the net unrealized depreciation of investments based on that cost was $50,718,213, which is comprised of $14,186,324 aggregate gross unrealized appreciation and $64,904,537 aggregate gross unrealized depreciation.

                       The accompanying notes are an integral part of the financial statements.



                                                        LB Series Fund, Inc.
                                                          Income Portfolio
                                                      Portfolio of Investments
                                                         December 31, 1994
               CORPORATE BONDS - 22.4% (a)
               Bank & Finance - 6.4%
  $ 7,500,000  Aegon, N.V., Yankee Notes                                                     8.0%   8/15/2006   $  7,171,875
    5,000,000  Associates Corp. of North America, Sr. Notes                                9.125%    4/1/2000      5,143,340
    3,500,000  Ford Motor Credit Co., Notes                                                 6.75%   8/15/2008      2,958,214
    7,000,000  Geico Corp., Debentures                                                      9.15%   9/15/2021      7,068,376
    3,000,000  General Electric Capital Corp., Putable Debentures                           8.85%    4/1/2005      3,092,835
    5,000,000  NationsBank Corp., Subordinated Notes                                       9.375%   9/15/2009      5,186,645
    3,500,000  Nationwide Mutual Life, Surplus Notes                                         7.5%   2/15/2024      2,872,440
   12,000,000  New York Life Insurance Co., Surplus Notes                                    7.5%  12/15/2023     10,058,400
                                                                                                               -------------
                                                                                                                  43,552,125
                                                                                                               -------------
               Computers & Office Equipment - 1.6%
   11,000,000  International Business Machines, Inc., Debentures                           8.375%   11/1/2019     10,670,000
                                                                                                               -------------
               Drugs & Health Care - 1.5%
   10,000,000  Johnson & Johnson, Debentures                                                8.72%   11/1/2024     10,147,920
                                                                                                               -------------
               Electric Utilities - 2.1%
    4,500,000  Arizona Public Service Co., First Mortgage Bonds                              9.5%   4/15/2021      4,544,154
    3,000,000  Midland Cogen Venture Fund Corp., Secured Lease
                  Obligation Bonds, Series A                                               11.75%   7/23/2005      2,743,104
    8,000,000  Texas Utilities Electric Co., First Mortgage Bonds                          7.375%   10/1/2025      6,701,336
                                                                                                               -------------
                                                                                                                  13,988,594
                                                                                                               -------------
               Electrical Equipment - 0.7%
    5,000,000  Philips Electronics, N.V., Notes                                            8.375%   9/15/2006      4,896,510
                                                                                                               -------------
               Hospital Management - 0.9%
    6,000,000  Columbia/HCA Healthcare Corp., Medium Term Notes                             8.85%    1/1/2007      5,989,734
                                                                                                               -------------
               Household Products - 0.8%
    5,000,000  Procter & Gamble, Guaranteed ESOP Debentures                                 9.36%    1/1/2021      5,448,105
                                                                                                               -------------
               Medical Services - 0.9%
    4,000,000  ARA Group, Inc., Subordinated Debentures                                     12.0%   4/15/2000      4,270,000
    2,000,000  ARA Group, Inc., Subordinated Notes                                           8.5%    6/1/2003      1,880,000
                                                                                                               -------------
                                                                                                                   6,150,000
                                                                                                               -------------
               Natural Gas - 1.4%
    4,000,000  Coastal Corp., Sr. Notes                                                   10.375%   10/1/2000      4,238,248
    5,000,000  Florida Gas Transmission, Sr. Notes                                          8.63%   11/1/2004      4,982,800
                                                                                                               -------------
                                                                                                                   9,221,048
                                                                                                               -------------
               Paper & Forest Products - 1.4%
    7,000,000  Georgia-Pacific Corp., Debentures                                             9.5%   5/15/2022      7,017,647
    3,000,000  Repap Wisconsin, Inc., 1st Priority Sr. Secured Notes                        9.25%    2/1/2002      2,692,500
                                                                                                               -------------
                                                                                                                   9,710,147
                                                                                                               -------------
               Petroleum - 1.8%
    4,000,000  Ferrellgas L.P., Sr. Notes, Series A                                         10.0%    8/1/2001      3,960,000
    8,161,192  Mobil Oil Corp, ESOP Sinking Fund Debentures                                 9.17%   2/29/2000      8,420,897
                                                                                                               -------------
                                                                                                                  12,380,897
                                                                                                               -------------
               Retail - 1.2%
    3,000,000  Kroger Co., Sr. Secured Notes                                                9.25%    1/1/2005      2,977,500
    5,250,000  Revco D.S., Inc., Sr. Notes                                                 9.125%   1/15/2000      5,263,125
                                                                                                               -------------
                                                                                                                   8,240,625
                                                                                                               -------------
               Telecommunications - 0.7%
    2,000,000  Rogers Cablesystems, Inc., Sr. Secured Second Priority Notes                9.625%    8/1/2002      1,915,000
    3,000,000  Rogers Cantel Mobile, Inc., Sr. Secured Guaranteed Notes                    10.75%   11/1/2001      3,060,000
                                                                                                               -------------
                                                                                                                   4,975,000
                                                                                                               -------------
               Telephone - 1.0%
    3,000,000  Pacific Bell, Debentures                                                    6.625%  10/15/2034      2,322,486
    5,000,000  U.S. West Communications, Inc., Debentures                                  7.125%  11/15/2043      4,062,520
                                                                                                               -------------
                                                                                                                   6,385,006
                                                                                                               -------------
               Total Corporate Bonds (cost $158,921,940)                                                         151,755,711
                                                                                                               -------------
               FOREIGN BONDS - 7.8% (a, d)
    6,000,000  Banco Rio de la Plata, Sr. Notes                                             8.75%  12/15/2003      4,206,828
    5,000,000  British Columbia Hydro & Power, Debentures                                   15.5%   7/15/2011      5,817,780
    6,000,000  Inter American Development Bank, Debentures                                 7.125%   3/15/2023      5,100,744
    7,000,000  Landeskreditbank Baden - Wurttemberg, Subordinated Notes                    7.625%    2/1/2023      6,382,964
    5,000,000  Nova Scotia Province, Canada, Debentures                                     8.75%    4/1/2022      4,903,465
   10,000,000  Ontario Province, Sr. Secured Notes                                          7.75%    6/4/2002      9,665,490
    8,000,000  Republic of Argentina, Sr. Notes                                            8.375%  12/20/2003      5,649,376
    3,000,000  Scotland International Finance No.2,
                  Subordinated Guaranteed Notes                                             8.85%   11/1/2006      3,000,000
    5,000,000  Societe-Generale, Subordinated Notes                                        9.875%   7/15/2003      5,401,090
    3,000,000  United Mexican States, Notes                                                  8.5%   9/15/2002      2,403,756
                                                                                                               -------------
               Total Foreign Bonds (cost $60,114,100)                                                             52,531,493
                                                                                                               -------------
               ASSET-BACKED SECURITIES - 12.1% (a)
   15,000,000  First Chicago Master Trust II, Series 1994-L                                 7.15%   4/15/2001     14,381,685
   11,743,354  GMAC 94-A Grantor Trust, Series 1994-A, Class A                               6.3%   6/15/1999     11,447,997
    6,500,000  Household Affinity Master Trust, Series 1993-2-A                              5.6%   5/15/2002      5,771,994
   15,000,000  Household Affinity Master Trust, Series 93-I-A                             6.3875%   9/15/2000     15,021,735(b)
   11,085,771  IBM Credit Receivables Lease Trust, Series 1993-1                            4.55%  11/15/2000     10,806,997
   25,000,000  ITT Floorplan Receivable Master Trust, Float Rate ABS,
                  Series 1994-1-A                                                         6.3875%   2/15/2001     24,854,975(b)
                                                                                                               -------------
               Total Asset-Backed Securities (cost $83,753,838)                                                   82,285,383
                                                                                                               -------------
               MORTGAGE-BACKED SECURITIES - 18.2% (a)
   88,500,000  Federal National Mortgage Association, Participation Certificates       6.5 - 9.0%        2025     80,973,906(c)
   46,470,573  Government National Mortgage Association,
                  Modified Pass Through Certificates                                   7.0 - 7.5% 2023 - 2024     42,420,886
                                                                                                               -------------
               Total Mortgage-Backed Securities (cost $126,182,558)                                              123,394,792
                                                                                                               -------------
               U.S. GOVERNMENT AGENCIES - 3.6% (a)
   20,000,000  Federal National Mortgage Association, Medium Term Notes                     5.19%   7/20/1998     18,231,480
    7,000,000  Tennessee Valley Authority, Power Bonds, 1994
                  Series A                                                                  7.85%   6/15/2044      6,318,375
                                                                                                               -------------
               Total U.S. Government Agencies (cost $24,735,906)                                                  24,549,855
                                                                                                               -------------
               U.S. GOVERNMENT - 19.6% (a)
   43,500,000  U.S. Treasury Bonds                                                    8.0 - 12.5% 2005 - 2014     53,022,651
   73,500,000  U.S. Treasury Notes                                                    6.0 - 7.75% 1997 - 2002     71,542,490
   51,000,000  U.S. Treasury STRIPS                                                   Zero Coupon 2010 - 2019      8,474,570
                                                                                                               -------------
               Total U.S. Government (cost $142,238,046)                                                         133,039,711
                                                                                                               -------------
       Shares
 ------------
               COMMON & PREFERRED STOCKS - 1.0% (a)
       20,000  BellSouth Corp., Common Stock                                                                       1,082,500
      150,000  Citicorp, Preferred Stock                                                                           2,868,750
       30,000  First Nationwide Bank, Preferred Stock                                                              2,932,500
                                                                                                               -------------
               Total Common & Preferred Stocks (cost $7,144,755)                                                   6,883,750
                                                                                                               -------------
               OPTIONS ON U.S. TREASURY BOND FUTURES - 0.01% (a)
               U.S. Treasury Bond Futures, 75 put option contracts, exercise
               price of $98, expires February 18, 1995 (cost $58,216)                                                 71,484
                                                                                                               -------------
    Principal                                                                                        Maturity
       Amount                                                                                Rate        Date
 ------------                                                                        ------------------------
               SHORT-TERM SECURITIES - 15.3% (a)
               Commercial Paper - 8.2%
  $10,000,000  CIT Group Holdings Corp.                                                     5.82%   1/12/1995      9,982,217
    5,000,000  General Electric Capital Corp.                                               5.85%   1/12/1995      4,991,062
    9,600,000  Penney, (J.C.) Funding Corp.                                                 5.62%   1/11/1995      9,585,013
    5,750,000  Pepsico, Inc.                                                                5.83%   1/12/1995      5,739,757
   25,500,000  U.S. Central Credit Union                                                     5.9%    1/3/1995     25,491,642
                                                                                                               -------------
                                                                                                                  55,789,691
                                                                                                               -------------
               Government Agency - 7.1%
   10,000,000  Federal Home Loan Bank                                                       5.48%    1/9/1995      9,987,822
    3,100,000  Federal Home Loan Bank                                                       5.84%   1/11/1995      3,094,971
    5,000,000  Federal Home Loan Mortgage Corp.                                             5.32%    1/9/1995      4,994,089
   20,000,000  Federal Home Loan Mortgage Corp.                                             5.48%   1/10/1995     19,972,600
   10,000,000  Federal National Mortgage Association                                        5.43%    1/9/1995      9,987,933
                                                                                                               -------------
                                                                                                                  48,037,415
                                                                                                               -------------
               Total Short-Term Securities (at amortized cost)                                                   103,827,106
                                                                                                               -------------
               Total Investments (cost $706,976,465)                                                           $ 678,339,285
                                                                                                               =============
Notes to Portfolio of Investments:
----------------------------------
 (a) The categories of investments are shown as a percentage of total investments of the Income Portfolio.
(b) Denotes variable rate obligations for which current yield is shown.
(c) Denotes investments purchased on a when-issued basis.
(d) Denominated in U.S. Dollars.
(e) At December 31, 1994, the aggregate cost of securites for federal income tax purposes was $707,963,280 and the net unrealized depreciation of investments based on that cost was $29,623,995, which is comprised of $497,748 aggregate gross unrealized appreciation and $30,121,743 aggregate gross unrealized depreciation.

                      The accompanying notes are an integral part of the financial statements.


                                                      LB Series Fund, Inc.
                                                     Money Market Portfolio
                                                    Portfolio of Investments
                                                        December 31, 1994
               BANKER'S ACCEPTANCES - 5.9% (a)
   $1,000,000  First Bank, N.A., Minneapolis                                                5.13%   2/24/1995  $     992,305
    1,500,000  Republic National Bank, New York                                             4.85%    1/3/1995      1,499,596
                                                                                                               -------------
               Total Banker's Acceptances                                                                          2,491,901
                                                                                                               -------------
               COMMERCIAL PAPER - 81.7%(a)
               Agriculture - 2.3%
    1,000,000  Canadian Wheat Board                                                          5.7%   4/28/1995        981,475
                                                                                                               -------------
               Banking-Domestic - 5.9%
    1,500,000  AES Barbers Point, Inc., (Bank of America,
                  Direct Pay Letter of Credit)                                               5.9%   1/17/1995      1,496,067
    1,000,000  Norwest Corp                                                                  5.8%   2/28/1995        990,656
                                                                                                               -------------
                                                                                                                   2,486,723
                                                                                                               -------------
               Banking-Foreign - 6.0%
    1,500,000  MP Funding Corp., (Credit Suisse, Direct Pay
                  Letter of Credit)                                                         5.95%    1/5/1995      1,499,008
    1,000,000  PEMEX Capital, Inc., (Swiss Bank Corp., PLC,
                  Direct Pay Letter of Credit)                                               6.0%   1/10/1995        998,500
                                                                                                               -------------
                                                                                                                   2,497,508
                                                                                                               -------------
               Drugs & Healthcare - 2.6%
    1,085,000  Smithkline Beecham Corp                                                      6.18%   3/13/1995      1,071,776
                                                                                                               -------------
               Finance-Automotive - 3.6%
      500,000  Ford Motor Credit Co                                                          5.7%   1/17/1995        498,733
    1,000,000  Ford Motor Credit Co                                                         5.48%   1/17/1995        997,564
                                                                                                               -------------
                                                                                                                   1,496,297
                                                                                                               -------------
               Finance-Commercial - 10.7%
    1,500,000  CIT Group Holdings, Inc                                                      5.78%    2/6/1995      1,491,330
    1,500,000  General Electric Capital Corp                                                5.08%   2/21/1995      1,489,205
    1,500,000  PACCAR Financial Corp                                                        6.15%    3/3/1995      1,484,369
                                                                                                               -------------
                                                                                                                   4,464,904
                                                                                                               -------------
               Finance-Consumer - 8.3%
      975,000  Associates Corp. of North America                                             6.0%    1/3/1995        974,675
    1,000,000  AVCO Financial Services, Inc                                                 6.02%    1/6/1995        999,164
    1,500,000  Commercial Credit Co                                                         6.06%   1/24/1995      1,494,193
                                                                                                               -------------
                                                                                                                   3,468,032
                                                                                                               -------------
               Finance-Structured - 13.6%
    1,500,000  Ciesco, L.P                                                                  6.15%   3/16/1995      1,481,037
    1,500,000  Corporate Asset Funding Co                                                    5.9%   1/23/1995      1,494,592
    1,000,000  CXC, Inc                                                                     6.15%   2/23/1995        990,946
    1,218,000  Delaware Funding Corp                                                        5.52%    1/9/1995      1,216,506
      500,000  Preferred Receivables Funding Corp                                           6.15%    2/8/1995        496,754
                                                                                                               -------------
                                                                                                                   5,679,835
                                                                                                               -------------
               Financial Services - 5.9%
    1,000,000  USAA Capital Corp                                                            5.73%   1/12/1995        998,249
    1,500,000  U.S. Central Credit Union                                                     6.2%   3/15/1995      1,481,142
                                                                                                               -------------
                                                                                                                   2,479,391
                                                                                                               -------------
               Food & Beverage - 7.1%
    1,500,000  Coca Cola Co                                                                 5.05%   2/13/1995      1,490,952
    1,500,000  Cargill, Inc                                                                 5.99%    2/2/1995      1,492,013
                                                                                                               -------------
                                                                                                                   2,982,965
                                                                                                               -------------
               Household Products - 3.6%
    1,500,000  Colgate Palmolive Co                                                         5.97%   1/18/1995      1,495,771
                                                                                                               -------------
               Insurance - 6.1%
    1,500,000  A.I. Credit Corp                                                             5.98%   2/22/1995      1,487,043
    1,090,000  Metlife Funding, Inc                                                         5.92%   1/25/1995      1,085,698
                                                                                                               -------------
                                                                                                                   2,572,741
                                                                                                               -------------
               Natural Gas - 3.6%
    1,500,000  Northern Illinois Gas Co                                                      6.0%    1/4/1995      1,499,250
                                                                                                               -------------
               Telecommunications - 2.4%
    1,000,000  AT&T Corp.                                                                   5.45%    1/4/1995        999,546
                                                                                                               -------------
               Total Commercial Paper                                                                             34,176,214
                                                                                                               -------------
               VARIABLE RATE NOTES - 8.4% (a,b)
    1,000,000  Federal Home Loan Bank, Floating Rate Notes                                  5.22%    1/3/1995        999,486
    1,000,000  Leland H. Stanford Jr. University                                            6.01%    1/3/1995      1,000,000
    1,500,000  PNC Bank, Pittsburgh, N.A., Medium Term
                  Bank Notes                                                               5.845%    1/3/1995      1,499,495
                                                                                                               -------------
                                                                                                                   3,498,981
                                                                                                               -------------
               OTHER - 4.0% (a, b)
    1,678,000  Federated Master Trust                                                       5.63%    1/3/1995      1,678,000
                                                                                                               -------------
               Total Investments (at amortized cost)                                                           $  41,845,096
                                                                                                               =============

Notes to Portfolio of Investments:
----------------------------------
 (a) The categories of investments are shown as a percentage of total investments of the Money Market Portfolio.
(b) Denotes variable rate obligations for which the current yield and the next scheduled interest reset date are shown.
(c) Also represents cost for federal income tax purposes.

                      The accompanying notes are an integral part of the financial statements.



                                             LB Series Fund, Inc.
                                      Statement of Assets and Liabilities
                                              December 31, 1994
                                                                                          Portfolios
                                                                   ----------------------------------------------------------
                                                                                           High                      Money
                                                                          Growth          Yield         Income      Market
                                                                   -------------  -------------  -------------  -------------
ASSETS:
Investments in securities, at value (cost of $721,132,163,
   $638,863,575, $706,976,465 and $41,845,096, respectively)        $727,892,084   $588,186,114   $678,339,285   $ 41,845,096
Cash                                                                      44,105         55,190         61,973          3,050
Receivable for investment securities sold                             15,222,320      1,433,816     32,649,014             --
Dividends and interest receivable                                        970,174      9,060,780      8,997,950         41,104
                                                                    ------------   ------------   ------------   ------------
      Total assets                                                   744,128,683    598,735,900    720,048,222     41,889,250
                                                                    ------------   ------------   ------------   ------------
LIABILITIES:
Open options written, at value (premium received
   $45,627 for the Growth Portfolio)                                      46,438             --             --             --
Payable for investment securities purchased                           22,252,755      2,936,165    111,714,146             --
Dividends payable                                                             --        152,432        114,076          6,290
Accrued expenses                                                           7,910          6,528          6,665            459
                                                                    ------------   ------------   ------------   ------------
      Total liabilities                                               22,307,103      3,095,125    111,834,887          6,749
                                                                    ------------   ------------   ------------   ------------
NET ASSETS                                                          $721,821,580   $595,640,775   $608,213,335   $ 41,882,501
                                                                    ============   ============   ============   ============
NET ASSETS CONSIST OF:
Paid-in capital                                                     $738,441,336   $655,384,935   $673,926,625    $41,882,501
Accumulated net realized loss from sale of investments              (23,378,866)    (9,066,700)   (37,076,110)             --
Unrealized net appreciation or depreciation of investments             6,759,110   (50,677,460)   (28,637,180)             --
                                                                    ------------   ------------   ------------   ------------
NET ASSETS                                                          $721,821,580   $595,640,775   $608,213,335   $ 41,882,501
                                                                    ============   ============   ============   ============
Outstanding shares of capital stock                                   53,435,175     64,885,392     67,282,998     41,882,501
                                                                    ============   ============   ============   ============
Net asset value and public offering price per share
   (net assets divided by outstanding shares)                             $13.51          $9.18          $9.04          $1.00
                                                                    ============   ============   ============   ============

                      The accompanying notes are an integral part of the financial statements.


                                 -------------------------------------------------------------
                                                   Statement of Operations
                                                Year Ended December 31, 1994
                                                                                              Portfolios
                                                                    ---------------------------------------------------------
                                                                                           High                         Money
                                                                          Growth          Yield         Income         Market
                                                                   -------------  -------------  -------------  -------------
INVESTMENT INCOME:
Income-
  Interest income                                                  $   3,181,814  $  52,802,787  $  43,933,723  $   1,518,923
  Dividend income                                                      9,325,025      4,214,220        275,439             --
                                                                   -------------  -------------  -------------  -------------
      Total income                                                    12,506,839     57,017,007     44,209,162      1,518,923
Expenses-
Investment advisory fee                                                2,604,566      2,246,118      2,462,990        137,170
                                                                   -------------  -------------  -------------  -------------
  Net investment income                                                9,902,273     54,770,889     41,746,172      1,381,753
                                                                   -------------  -------------  -------------  -------------
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized loss on investment transactions                        (22,121,881)    (9,003,809)   (36,849,973)             --
Net realized gain on closed or
  expired option contracts written                                       313,118             --         48,786             --
Net realized loss on closed futures contracts                          (331,311)             --       (51,773)             --
                                                                   -------------  -------------  -------------  -------------
Net realized loss on investments                                    (22,140,074)    (9,003,809)   (36,852,960)             --
Net change in unrealized appreciation or depreciation
  of investments                                                    (17,508,695)   (73,154,741)   (34,234,350)             --
                                                                   -------------  -------------  -------------  -------------
Net loss on investments                                             (39,648,769)   (82,158,550)   (71,087,310)             --
                                                                   -------------  -------------  -------------  -------------
Net change in net assets resulting
  from operations                                                  $(29,746,496)  $(27,387,661)  $(29,341,138)  $   1,381,753
                                                                   =============  =============  =============  =============

                      The accompanying notes are an integral part of the financial statements.


                                                          LB Series Fund, Inc.
                                                  Statement of Changes in Net Assets
                                                Years Ended December 31, 1994 and 1993

                                                                         Growth                            High Yield
                                                                        Portfolio                           Portfolio
                                                            -----------------------------    ---------------------------------
                                                                     1994            1993             1994                1993
                                                            -------------   -------------    -------------       -------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income                                        $  9,902,273    $  7,962,875     $ 54,770,889        $ 26,753,024
Net realized gain (loss) on investments                      (22,140,074)      14,228,851      (9,003,809)           8,614,609
  Net change in unrealized appreciation or
    depreciation of investments                              (17,508,695)      12,088,332     (73,154,741)          19,730,546
                                                            -------------   -------------    -------------       -------------
      Net change in net assets resulting from operations     (29,746,496)      34,280,058     (27,387,661)          55,098,179
                                                            -------------   -------------    -------------       -------------
DISTRIBUTIONS TO SHAREHOLDERS --
Net investment income                                         (9,902,273)     (7,962,875)     (54,772,664)        (26,753,024)
Net realized gain on investments                             (15,253,955)     (4,006,878)      (8,655,183)           (380,571)
                                                            -------------   -------------    -------------       -------------
      Total distributions                                    (25,156,228)    (11,969,753)     (63,427,847)        (27,133,595)
                                                            -------------   -------------    -------------       -------------
CAPITAL STOCK TRANSACTIONS --
Proceeds from sale of shares                                  222,812,960     269,793,328      191,477,158         235,436,718
Reinvested dividend distributions                              25,156,228      11,969,753       63,275,415          27,133,595
Cost of shares redeemed                                       (5,752,814)       (565,705)     (12,779,325)           (331,413)
                                                            -------------   -------------    -------------       -------------
    Net change in net assets from capital
      stock transactions                                      242,216,374     281,197,376      241,973,248         262,238,900
                                                            -------------   -------------    -------------       -------------
    Net change in net assets                                  187,313,650     303,507,681      151,157,740         290,203,484
NET ASSETS:
Beginning of year                                             534,507,930     231,000,249      444,483,035         154,279,551
                                                            -------------   -------------    -------------       -------------
End of year                                                  $721,821,580    $534,507,930     $595,640,775        $444,483,035
                                                            =============   =============    =============       =============

                                                                         Income                         Money Market
                                                                       Portfolio                          Portfolio
                                                            -----------------------------    ---------------------------------

                                                                  1994           1993            1994                1993
                                                            -------------   -------------    -------------       -------------
INCREASE (DECREASE) IN NET ASSETS: --
  Net change in unrealized appreciation or
    depreciation of investments                              (34,234,350)       2,224,180               --                  --
                                                            -------------   -------------    -------------       -------------
      Net change in net assets resulting from operations     (29,341,138)      38,906,420        1,381,753             733,209
                                                            -------------   -------------    -------------       -------------
DISTRIBUTIONS TO SHAREHOLDERS --
Net investment income                                        (41,746,172)    (24,428,252)      (1,381,753)            (733,209
Net realized gain on investments                             (12,433,934)        (77,752)               --                  --
                                                            -------------   -------------    -------------       -------------
      Total distributions                                    (54,180,106)    (24,506,004)      (1,381,753)            (733,209
                                                            -------------   -------------    -------------       -------------
CAPITAL STOCK TRANSACTIONS --
Proceeds from sale of shares                                  114,530,628     273,915,399       52,739,421          25,279,041
Reinvested dividend distributions                              54,066,029      24,506,004        1,375,462             733,209
Cost of shares redeemed                                      (43,751,484)       (593,611)     (37,143,126)         (27,707,566
                                                            -------------   -------------    -------------       -------------
    Net change in net assets from capital
      stock transactions                                      124,845,173     297,827,792       16,971,757          (1,695,316
                                                            -------------   -------------    -------------       -------------
    Net change in net assets                                   41,323,929     312,228,208       16,971,757          (1,695,316
NET ASSETS:
Beginning of year                                             566,889,406     254,661,198       24,910,744          26,606,060
                                                            -------------   -------------    -------------       -------------
End of year                                                  $608,213,335    $566,889,406     $ 41,882,501        $ 24,910,744
                                                            =============   =============    =============       =============

                      The accompanying notes are an integral part of the financial statements.


                                              LB Series Fund, Inc.
                                              Financial Highlights
                                   (For a share outstanding throughout each period)

GROWTH PORTFOLIO (a)                                                 1994     1993     1992     1991
                                                                   -------  -------  -------  -------
Net asset value, beginning of period                                $14.76   $13.89   $14.85   $10.72
                                                                   -------  -------  -------  -------
Income From Investment Operations --
  Net investment income                                              0.20      0.29     0.23     0.27
  Net realized and unrealized gain (loss) on investments            (0.87)     1.08     0.85     4.13
                                                                   -------  -------  -------  -------
    Total from investment operations                                (0.67)     1.37     1.08     4.40
                                                                   -------  -------  -------  -------
Less Distributions --
  Dividends from net investment income                              (0.20)   (0.29)   (0.23)   (0.27)
  Distributions from net realized gain on investments               (0.38)   (0.21)   (1.81)       --
                                                                   -------  -------  -------  -------
    Total distributions                                             (0.58)   (0.50)   (2.04)   (0.27)
                                                                   -------  -------  -------  -------
Net asset value, end of period                                      $13.51   $14.76   $13.89   $14.85
                                                                   =======  =======  =======  =======
Total investment return at net asset value (b)                      -4.66%   10.10%    8.13%   41.35%
Net assets, end of period ($millions)                               $721.8   $534.5   $231.0    $96.2
Ratio of expenses to average net assets                              0.40%    0.40%    0.40%    0.40%
Ratio of net investment income to average net assets                 1.52%    2.17%    1.90%    2.24%
Portfolio turnover rate                                               135%     243%     230%     247%




HIGH YIELD PORTFOLIO (a)                                            1994     1993     1992     1991
                                                                   -------  -------  -------  -------
Net asset value, beginning of period                                $10.76   $ 9.62   $ 9.07   $ 7.62
                                                                   -------  -------  -------  -------
Income From Investment Operations --
  Net investment income                                              0.97      0.96     1.02     1.08
  Net realized and unrealized gain (loss) on investments            (1.40)     1.16     0.71     1.45
                                                                   -------  -------  -------  -------
    Total from investment operations                                (0.43)     2.12     1.73     2.53
                                                                   -------  -------  -------  -------
Less Distributions --
  Dividends from net investment income                              (0.97)   (0.96)   (1.02)   (1.08)
  Distributions from net realized gain on investments               (0.18)   (0.02)   (0.16)       --
                                                                   -------  -------  -------  -------
    Total distributions                                             (1.15)   (0.98)   (1.18)   (1.08)
                                                                   -------  -------  -------  -------
Net asset value, end of period                                      $ 9.18   $10.76   $ 9.62   $ 9.07
                                                                   =======  =======  =======  =======
Total investment return at net asset value (b)                      -4.38%   22.91%   20.08%   35.32%
Net assets, end of period ($millions)                               $595.6   $444.5   $154.3    $56.7
Ratio of expenses to average net assets                              0.40%    0.40%    0.40%    0.40%
Ratio of net investment income to average net assets                 9.75%    9.29%   10.69%   12.62%
Portfolio turnover rate                                                44%      68%      80%     145%




LB Series Fund, Inc.
Financial Highlights (continued)
INCOME PORTFOLIO (a)                                                1994     1993     1992     1991
                                                                   -------  -------  -------  -------
Net asset value, beginning of period                                $10.36   $ 9.87   $10.01   $ 9.10
                                                                   -------  -------  -------  -------
Income From Investment Operations --
  Net investment income                                              0.64      0.63     0.73     0.81
  Net realized and unrealized gain (loss) on investments            (1.11)     0.49     0.15     0.91
                                                                   -------  -------  -------  -------
    Total from investment operations                                (0.47)     1.12     0.88     1.72
                                                                   -------  -------  -------  -------
Less Distributions --
  Dividends from net investment income                              (0.64)   (0.63)   (0.73)   (0.81)
  Distributions from net realized gain on investments               (0.21)       --   (0.29)       --
                                                                   -------  -------  -------  -------
    Total distributions                                             (0.85)   (0.63)   (1.02)   (0.81)
                                                                   -------  -------  -------  -------
Net asset value, end of period                                       $9.04   $10.36    $9.87   $10.01
                                                                   =======  =======  =======  =======
Total investment return at net asset value (b)                      -4.68%   11.66%    9.23%   19.76%
Net assets, end of period ($millions)                               $608.2   $566.9   $254.7   $100.0
Ratio of expenses to average net assets                              0.40%    0.40%    0.40%    0.40%
Ratio of net investment income to average net assets                 6.78%    6.23%    7.29%    8.43%
Portfolio turnover rate                                               139%     153%     115%     137%





MONEY MARKET PORTFOLIO (a)                                         1994     1993     1992     1991
                                                                   ------  -------  -------  -------
Net asset value, beginning of period                                $1.00    $1.00    $1.00    $1.00
                                                                   ------  -------  -------  -------
Net investment income from operations                                0.04     0.03     0.03     0.06
Less: Dividends from net investment income                          (0.04)   (0.03)   (0.03)   (0.06)
                                                                   ------  -------  -------  -------
Net asset value, end of period                                      $1.00    $1.00    $1.00    $1.00
                                                                   ======  =======  =======  =======
Total investment return at net asset value (b)                      4.00%    2.87%    3.53%    5.89%
Net assets, end of period ($millions)                               $41.9    $24.9    $26.6    $23.0
Ratio of expenses to average net assets                             0.40%    0.40%    0.40%    0.40%
Ratio of net investment income to average net assets                4.03%    2.83%    3.45%    5.72%

Notes to Financial Highlights:
------------------------------
(a) All per share amounts have been rounded to the nearest cent.
(b) Total investment return is based on the change in the net asset value during the period and assumes reinvestment of all distributions and does not reflect any changes that would normally occur at the separate account level.

                      The accompanying notes are an integral part of the financial statements.


(1) ORGANIZATION

The Fund is registered under the Investment Company Act of 1940, as a diversified, open-end investment company. The Fund is comprised of four separate portfolios: Growth Portfolio, High Yield Portfolio, Income Portfolio and Money Market Portfolio. Each portfolio is, in effect, a separate investment fund with its own investment objectives and policies. The assets of each portfolio are segregated and each has a separate class of capital stock. The Fund serves as the investment vehicle to fund benefits for variable life insurance and variable annuity contracts issued by Lutheran Brotherhood and Lutheran Brotherhood Variable Insurance Products Company (LBVIP), an indirect wholly owned subsidiary of Lutheran Brotherhood. In February, 1994, Lutheran Brotherhood began offering variable products in certain states where it had received approval. The name of the Fund has been changed from LBVIP Series Fund, Inc. to LB Series Fund, Inc.

(2) SIGNIFICANT ACCOUNTING POLICIES
Investment Security Valuations

Securities traded on national securities exchanges are valued at the last quoted sales price at the close of each business day. Securities traded on the over-the-counter market and listed securities for which no price is readily available are valued at the mean between bid and asked price as determined by an independent pricing service approved by the Board of Directors. The pricing service, in determining values of securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Exchange listed options and futures contracts are valued at the last quoted sales price. For all Portfolios other than the Money Market Portfolio, short-term securities with maturities of 60 days or less are valued at amortized cost; those with maturities greater than 60 days are valued at the mean between bid and asked price. Short-term securities held by the Money Market Portfolio are valued on the basis of amortized cost (which approximates market value), whereby a security is valued at its cost initially, and thereafter valued to reflect a constant amortization to maturity of any discount or premium. The Money Market Portfolio follows procedures necessary to maintain a constant net asset value of $1.00 per share. All other securities for which market values are not readily available are appraised at fair value as determined in good faith by or under the direction of the Board of Directors.

Repurchase Agreements

The Fund may engage in repurchase agreement transactions in pursuit of its investment objectives. When the Fund engages in such transactions, it is policy to require the custodian bank to take possession of all securities held as collateral in support of repurchase agreement investments. In addition, the Fund monitors the market value of the underlying collateral on a daily basis. If the seller defaults or if bankruptcy proceedings are initiated with respect to the seller, the realization or retention of the collateral may be subject to legal proceedings.

Investment Income

Interest income is determined on the basis of interest or discount earned on any short-term securities and interest earned on all other debt securities, including amortization of discount or premium. Dividend income is recorded on the ex-dividend date. For payment-in-kind securities, income is recorded on the ex-dividend date in the amount of the value received.

Options and Financial Futures Transactions

The Fund may utilize futures and options contracts. Option contracts are valued daily and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon expiration or closing of the option transaction. When an option is exercised, the proceeds on sale for a written call option or the cost of a security for purchased put and call options is adjusted by the amount of premium received or paid. Upon buying or selling a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund realizes a gain or loss when the contract is closed or expires.

Federal Income Taxes

It is the Fund's policy to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income on a timely basis, including any net realized gain on investments each year. It is also the intention of the Fund to distribute an amount sufficient to avoid imposition of any federal excise tax. Accordingly, no provision for federal income tax is necessary. Each portfolio is treated as a separate taxable entity for federal income tax purposes.

When-Issued and Delayed Delivery Transactions

The Fund may engage in when-issued or delayed delivery transactions. To the extent the Fund engages in such transactions, it will do so for the purpose of acquiring securities consistent with its investment objectives and policies and not for the purpose of investment leverage or to speculate on interest rate changes. On the trade date, assets of the Fund are segregated on the Fund's records in a dollar amount sufficient to make payment for the securities to be purchased. Income is not accrued until settlement date.

Dollar Roll Transactions

The Income Portfolio enters into dollar roll transactions, with respect to mortgage securities issued by GNMA, FNMA and FHLMC, in which the Portfolio sells mortgage securities and simultaneously agrees to repurchase similar (same type, coupon and maturity) securities at a later date at an agreed upon price. During the period between the sale and repurchase, the Portfolio forgoes principal and interest paid on the mortgage securities sold. The Portfolio is compensated by the interest earned on the cash proceeds of the initial sale and from negotiated fees paid by brokers offered as an inducement to the Portfolio to "roll over" its purchase commitments. The Income Portfolio earned $1,270,879 from such fees.

Distributions to Shareholders

Dividends from net investment income, if available, are declared and reinvested daily for the High Yield Portfolio, Income Portfolio and Money Market Portfolio, and quarterly for the Growth Portfolio. Net realized gains from securities transactions, if any, are distributed at least annually after the close of the Fund's fiscal year end for the Growth Portfolio, High Yield Portfolio and Income Portfolio. Short-term gains (losses) of the Money Market Portfolio are included in interest income and distributed daily. Dividends and capital gains are recorded on the ex-dividend date.

The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividend distributions, the year in which amounts are distributed may differ from the year that the income or net realized gains were recorded by the Fund.

Reclassification of Permanent Tax Differences to Paid-In Capital
It is the policy of the Fund to reclassify the effect of permanent differences between book and taxable income to paid-in capital. During the year ended December 31, 1994, there were no reclassifications to paid-in capital.

Other

Security transactions are accounted for on the date the securities are purchased or sold. Realized gains and losses are determined on the identified cost basis, which is the same basis used for federal income tax purposes.

(3) INVESTMENT ADVISORY FEES AND OTHER EXPENSES

In February 1994, a new investment advisory agreement went into effect when the Fund changed its investment advisor from Lutheran Brotherhood Research Corp. (LBRC), an indirect wholly owned subsidiary of Lutheran Brotherhood, to Lutheran Brotherhood. Under the terms of the new agreement, the identical advisory services and personnel that LBRC had provided to the Fund are now provided directly by Lutheran Brotherhood. The Fund pays Lutheran Brotherhood the same fee, equal to 0.40% of the annual average daily net assets of each portfolio, that it had paid to LBRC prior to February, 1994. The fees are accrued daily and paid monthly. All other operating expenses of the Fund are absorbed by either Lutheran Brotherhood or LBVIP.

(4) SECURITIES LENDING

To generate additional income, the Fund may participate in a securities lending program administered by the Fund's custodian bank. Securities are periodically loaned to brokers, banks or other institutional borrowers of securities, for which collateral in the form of cash, U.S. government securities, or letter of credit is received by the custodian in an amount at least equal to the market value of securities loaned. Collateral received in the form of cash is invested in short-term investments by the custodian from which earnings are shared between the borrower, the custodian and the Fund at negotiated rates. The risks to the Fund are that it may experience delays in recovery or even loss of rights in the collateral should the borrower of securities fail financially. Income generated from securities lending amounted to $1,882, $9,319 and $1,272 for Growth Portfolio, High Yield Portfolio and Income Portfolio, respectively. At December 31, 1994, there were no security loans outstanding.

(5) DISTRIBUTIONS FROM CAPITAL GAINS

During the year ended December 31, 1994, distributions from net realized capital gains of $15,253,955, $8,655,183, and $12,433,934 were paid by the Growth Portfolio, High Yield Portfolio and Income Portfolio, respectively. These distributions related to net capital gains realized during the prior year ended December 31, 1993.

(6) CAPITAL LOSS CARRYOVER

At December 31, 1994, the Growth Portfolio, High Yield Portfolio and Income Portfolio had accumulated net realized capital loss carryovers of $19,103,448, $1,662,110 and $28,549,314 respectively (expiring in 2002).
To the extent these Portfolios realize future net capital gains, taxable distributions will be reduced by any unused capital loss carryovers. Temporary timing differences of $4,275,418, $7,404,590 and $8,526,796 existed between accumulated net realized capital losses for financial statement and tax purposes as of December 31, 1994 for the Growth Portfolio, High Yield Portfolio and Income Portfolio, respectively. These differences are due primarily to deferral of post October 31, 1994 net losses and deferral of wash sale losses for tax purposes.

(7) INVESTMENT TRANSACTIONS

Purchases and Sales of Investment Securities

For the year ended December 31, 1994, the cost of purchases and the proceeds from sales of investment securities other than U.S. Government and short term securities were as follows:


          Portfolio          Purchases             Sales
          ---------          ---------             -----
          Growth          $982,476,768         $784,701,385
          High Yield       413,283,511          231,941,375
          Income           495,190,152          521,840,823

(7) INVESTMENT TRANSACTIONS (continued)

Purchases and Sales of Investment Securities (continued)

Purchases and sales of U.S. Government securities were:

          Portfolio          Purchases             Sales
          ---------          ---------             -----
          Growth          $12,703,094          $         --
          High Yield               --                    --
          Income           419,896,746          305,276,476

Investments in Restricted Securities

The High Yield Portfolio owns restricted securities that were purchased in private placement transactions without registration under the Securities Act of 1933. Unless such securities subsequently become registered, they generally may be resold only in privately negotiated transactions with a limited number of purchasers. The aggregate value of restricted securities was $11,088,066 at December 31, 1994, which represented 1.9% of net assets of the High Yield Portfolio.

Investments in High Yielding Securities

The High Yield Portfolio invests primarily in high yielding fixed income securities. The Income Portfolio may from time to time invest up to 25% of its total assets in high yielding securities. These securities will typically be in the lower rating categories or will be non- rated and generally will involve more risk than securities in the higher rating categories. Lower rated or unrated securities are more likely to react to developments affecting market risk and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates.

Investments in Options and Futures Contracts

The Fund may buy put and call options, write covered call options and buy and sell futures contracts as hedges to provide protection against adverse movements in prices of securities in the portfolio or to facilitate buying and selling securities. The use of options and futures contracts may involve risks such as the possibility of an illiquid market or imperfect correlation between the value of the contracts and the underlying securities that could result in losses to the Fund.

Open Option Contracts

The number of contracts and premium amounts associated with call option contracts written during the year were as follows:

                        Growth Portfolio         Income Portfolio
                    -----------------------    --------------------
                    Number of      Premium     Number of    Premium
                    Contracts      Amount      Contracts    Amount
                    ---------      -------     ---------    -------
Balance at
December 31, 1993       408      $   59,669        --     $      --
Opened                7,931         748,395        54       95,721
Closed               (4,769)       (459,737)      (52)     (36,815)
Expired              (2,183)       (178,227)       (1)     (19,531)
Exercised              (967)       (124,473)       (1)     (39,375)
                    ---------    -----------   -------   ----------
Balance at
December 31, 1994       420      $   45,627        --     $      --
                    =========    ==========   =======    ==========

 (8) CAPITAL STOCK

Authorized capital stock consists of two billion shares as follows:

                                  Shares              Par
          Portfolio             Authorized           Value
          ---------             ----------           -------
          Growth                600,000,000          $ 0.01
          High Yield            200,000,000          $ 0.01
          Income                400,000,000          $ 0.01
          Money Market          600,000,000          $ 0.01

The balance of the Fund's authorized capital (200 million shares) may be issued in the above portfolios or in any new portfolio as may be determined by the Board of Directors. The shares of each portfolio have equal rights and privileges with all shares of that portfolio. Shares in the Fund are currently sold only to separate accounts of Lutheran
Brotherhood and LBVIP.

Transactions in capital stock were as follows:

                                                  Portfolios
                            -------------------------------------------------------
                                              High                          Money
                              Growth         Yield          Income         Market
                            ----------    ----------      ----------     ----------
Shares outstanding at
December 31, 1992           16,625,447    16,029,510      25,801,109     26,606,060
Shares sold                 18,787,448    22,707,898      26,582,036     25,279,041
Shares issued on
reinvestment of
dividends and
distributions                  840,489     2,611,216       2,378,540        733,209
Shares redeemed                (39,652)      (31,606)        (57,718)   (27,707,566)
                            ----------    ----------      ----------     ----------
Shares outstanding at
December 31, 1993           36,213,732     41,317,018      54,703,967     24,910,744
Shares sold                 15,858,169     18,598,536      11,711,971     52,739,421
Shares issued on
reinvestment of
dividends and
distributions                1,788,745      6,316,397       5,656,598      1,375,462
Shares redeemed               (425,471)    (1,346,559)     (4,789,538)   (37,143,126)
                             ----------    ----------      ----------     ----------
Shares outstanding at
December 31, 1994            53,435,175    64,885,392      67,282,998     41,882,501
                             ==========    ==========      ==========     ==========